EXHIBIT 99.1

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,

PURCHASER,

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of December 21, 2012

$708,489,803

Fixed Rate Mortgage Loans

Series 2012-LC9

This Mortgage Loan Purchase Agreement (this “Agreement”), dated as of December 21, 2012, is between J.P. Morgan Chase Commercial Mortgage Securities Corp., as purchaser (the “Purchaser”), and JPMorgan Chase Bank, National Association, as seller (the “Seller”).

Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the pooling and servicing agreement, dated as of December 1, 2012 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and Pentalpha Surveillance LLC, as senior trust advisor (the “Senior Trust Advisor”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund.  For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1. Sale and Conveyance of Mortgages; Possession of Mortgage File. Effective as of the Closing Date and upon receipt of the purchase price set forth in the immediately succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Appointment Agreement, dated as of the date hereof, between the Master Servicer and the Seller) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to such Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date) and the Closing Date Interest Amount.  Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(b) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee.  The Depositor will sell the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class X-A Certificates (the “Public Certificates”) to the underwriters specified in the underwriting agreement, dated December 12, 2012 (the “Underwriting Agreement”), between the Depositor, J.P. Morgan Securities LLC (“JPMS”), Ladder Capital Securities LLC (“Ladder Securities”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”, and collectively with JPMS and Ladder Securities in such capacity, the “Underwriters”), and the Depositor will sell the Class X-B, Class A-S, Class B, Class C, Class EC, Class D, Class E,

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Class F, Class G, Class NR and Class R Certificates (the “Private Certificates” and together with the Public Certificates, the “Certificates”) to JPMS, Ladder Securities and Wells Fargo Securities as the initial purchasers (each in such capacity, an “Initial Purchaser” and together, the “Initial Purchasers”) specified in the certificate purchase agreement, dated December 12, 2012 (the “Certificate Purchase Agreement”), between the Depositor, Ladder Securities and JPMS.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms.  The purchase price of the Mortgage Loans (inclusive of accrued interest) shall be equal to the amount set forth on the cross receipt between the Seller and the Purchaser dated the date hereof.  The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2. Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, title to each Mortgage and the related Mortgage Note shall be transferred to the Trustee in accordance with this Agreement.  Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller or any of its Affiliates shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee.  All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets (and any consolidated balance sheet that includes the Seller) and other financial statements as a sale of such Mortgage Loan by the Seller to the Purchaser.  The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as a purchase of such Mortgage Loan by the Purchaser from the Seller.  The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

SECTION 3. Delivery of Mortgage Loan Documents; Additional Costs and Expenses.  (a)  The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date to the Master Servicer, Trustee or a Custodian appointed thereby, all documents, instruments and agreements required to be delivered by the Purchaser to the Master Servicer and Trustee with respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby.

(b)           The Seller agrees to deliver or cause to be delivered, on or prior to the Closing Date, to the Master Servicer, the Servicing File, which shall include, but not be limited to, all other documents, instruments and agreements required to be delivered by such Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby, for each Mortgage Loan transferred pursuant to this Agreement; provided that the

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Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

(c)           With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the “Transfer Modification Costs”), then the Seller shall pay the Transfer Modification Costs required to transfer the letter of credit to the Purchaser; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master Servicer shall give the Seller notice of such failure and the Seller shall pay such Transfer Modification Costs.

SECTION 4. Treatment as a Security Agreement. The Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans.  The parties intend that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan.  If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on the Mortgage Loans due after the Cut-off Date, all other payments made in respect of the Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law.  If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5. Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)           it shall record or cause a third party to record in the appropriate public recording office for real property (or UCC filings, as applicable) the intermediate assignments of the Mortgage Loans, the assignments of Assignments of Leases, UCC Assignments and the Assignments of Mortgage from such Seller to the Trustee in connection with the Pooling and Servicing Agreement; provided that if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of Mortgage Loans, Assignment of Mortgage or other recorded document in favor of the Trustee will be required to be prepared or delivered and instead, such Seller shall take all actions as are necessary to cause the Trustee to be shown as, and shall deliver evidence of any such transfers to the Master Servicer and the Special Servicer, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained

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by MERS.  All recording fees relating to the initial recordation of such assignments and Assignments of Mortgage shall be paid by such Seller;

(b)           it shall take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders.  Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(c)           if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, as in the opinion of counsel for the Underwriters and the Initial Purchasers, an amendment or supplement to the Prospectus or Private Placement Memorandum relating to the Certificates is necessary or appropriate to be delivered in connection with sales thereof by the Underwriters, the Initial Purchasers or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or such Seller, in order to make the statements therein, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or such Seller, to comply with applicable law, the Seller shall do all things necessary to assist the Depositor to prepare and furnish, at the expense of the Seller (to the extent that such amendment or supplement describes the Seller, the Mortgage Loans listed on Exhibit A and/or any information describing the same, as provided by the Seller), to the Underwriters and Initial Purchasers such amendments or supplements to the Prospectus or Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or such Seller, will not, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, be misleading or so that the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the Seller, will comply with applicable law.  All terms used in this clause (c) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement, dated as of December 12, 2012 among the Purchaser, the Underwriters, the Initial Purchasers and the Seller (the “Indemnification Agreement”).  Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans after the Closing Date in connection with its obligations under this Section 5(c);

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(d)           if the Seller requires the Master Servicer to retain any Servicing Function Participant to service any Mortgage Loan as of the Closing Date, it shall cause such Servicing Function Participant to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended;

(e)           it shall not acquire or permit any direct or indirect subsidiary to acquire any of the Certificates or the Subordinate Companion Loan; provided, however, that the foregoing shall not prohibit the Seller or any direct or indirect subsidiary of the Seller from acquiring any Certificates or the Subordinate Companion Loan so long as such acquisition (x) is for the benefit of a third party account and such Certificates or the Subordinate Companion Loan are not reflected on the books and records of the Seller and its consolidated subsidiaries, or (y) is made by a direct or indirect subsidiary of the Seller that is a broker-dealer organized and regulated under the laws of a non-U.S. jurisdiction;

(f)           for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser (or with respect to any Companion Loan that is deposited into an Other Securitization, the depositor in such Other Securitization) and the Trustee with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure set forth next to the Purchaser’s name on Exhibit BB and Exhibit CC, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement;

(g)           it shall indemnify and hold harmless the Depositor and its directors and officers, and each other person who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) a failure of such Seller to perform its obligations under Section 5(f) or (ii) negligence, bad faith or willful misconduct on the part of such Seller in the performance of such obligations;

(h)           if the indemnification provided for in Section 5(g) is unavailable or insufficient to hold harmless the persons referred to in Section 5(g), it shall contribute to the amount paid or payable to such person as a result of the losses, claims, damages or liabilities referred to in Section 5(g) of such persons in such proportion as is appropriate to reflect the relative fault of such persons on the one hand and such Seller on the other in connection with a breach of such Seller’s obligations pursuant to Section 5(f) or such Seller’s negligence, bad faith or willful misconduct in connection therewith; and

(i)           with respect to any Mortgage Loan that requires notice to the related franchisor to transfer or assign any related comfort letter to the trust, the Seller shall take action and provide any required notice to the franchisor within the required timeframes set forth in the related franchise agreement but in any event no later than 30 days after the Closing Date.

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SECTION 6. Representations and Warranties. (a)  The Seller represents and warrants to the Purchaser, solely as to itself, in each case as of the Closing Date, that:

(i)          it is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America;

(ii)         it has the power and authority to own its property and to carry on its business as now conducted;

(iii)        it has the power to execute, deliver and perform this Agreement;

(iv)        it is legally authorized to transact business in the United States of America and it is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary for the origination (if applicable) and ownership of the Mortgage Loans and the execution of this Agreement so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

(v)         the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all requisite action by the Seller’s board of directors and will not violate or breach any provision of its organizational documents;

(vi)        this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

(vii)       there are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, would reasonably be expected to materially and adversely affect (A) the transfer of the Mortgage Loans and the Mortgage Loan documents as contemplated herein, (B) the execution and delivery by the Seller or enforceability against the Seller of the Mortgage Loans or this Agreement, or (C) the performance of the Seller’s obligations hereunder;

(viii)      it has no actual knowledge that any statement, report, officer’s certificate or other document prepared and furnished or to be furnished by such Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by such Seller) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

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(ix)        it is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans and the performance by the Seller of its obligations under this Agreement and the consummation by the Seller of the transactions on its part herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller, or any of its properties, except for conflicts, breaches, defaults and violations which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Seller of the transactions on its part contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

(x)         it has either (A) not dealt with any Person (other than the Purchaser, the Underwriters or the Initial Purchasers or their respective affiliates or any servicer of a Mortgage Loan) that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans by the Seller or the Seller’s entering into this Agreement or (B) paid in full any such commission or compensation (except with respect to any servicer of a Mortgage Loan, any commission or compensation that may be due and payable to such servicer if such servicer is terminated and does not continue to act as a servicer);

(xi)        it is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of the Seller’s creditors; and

(xii)       it has caused each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

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(b)           The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)          it is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

(ii)         it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

(iii)        it has the power and authority to own its property and to carry on its business as now conducted;

(iv)        it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Purchaser or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchaser’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

(v)         this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

(vi)        the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite action by the Purchaser’s board of directors and will not violate or breach any provision of its organizational documents;

(vii)      there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement or the execution and delivery by the Purchaser or enforceability against the Purchaser of this Agreement or the performance of the Purchaser’s obligations

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hereunder; to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(viii)     it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder;

(ix)        it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

(x)         all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made; and

(xi)        it has not intentionally violated any provisions of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

(c)           The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C.  Neither the delivery by the Seller of the Mortgage Files, Servicing Files, or any other documents required to be delivered under Section 2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner or any other Person shall relieve the Seller of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

(d)           The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives notice of a withdrawal of a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), or (iv) the Seller rejects or disputes a Repurchase Request with respect to a Mortgage Loan.  Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Request or receipt of a notice of a withdrawal of a Repurchase Request, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence,

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the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan (unless no specific Mortgage Loan is identified in any Repurchase Request), (2) the date (x) a Repurchase Request or notice of a withdrawal of a Repurchase Request was received, (y) the Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

The Seller shall provide to the Depositor a copy of the relevant portion of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information with respect to a Mortgage Loan in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) to disclose fulfilled and unfulfilled repurchase requests.  Any such information requested shall be provided as promptly as practicable after such request is made.

Pursuant to this Agreement or Section 2.03(b) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given prompt notice of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein.  In addition, pursuant to Section 2.02(g) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given each 15Ga-1 Notice required thereunder; however, the Seller agrees that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Seller with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the Seller and Purchaser under the Pooling and Servicing Agreement is provided only to assist the Seller, Purchaser and their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation and (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Seller pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement.

(e)           Upon notice pursuant to Section 6(d) above of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, the Seller shall, not later than ninety (90) days from (x) except in the case of the succeeding clause (y), the Seller’s receipt of the notice thereof pursuant to Section 6(d) above or (y) in the case of a Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the earlier of (A) the Seller’s discovery of such Breach or Defect, or (B) discovery of

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such Breach or Defect by any other party identified in Section 6(d) above, provided the Seller receives the required prompt written notice thereof (the “Initial Resolution Period”), (i) cure such Defect or Breach, as the case may be, in all material respects, at its own expense, including reimbursement of any related additional trust fund expenses incurred by any party to the Pooling and Servicing Agreement, (ii) repurchase the affected Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) at the applicable Repurchase Price (as defined below) or (iii) substitute a Qualified Substitute Mortgage Loan (as defined below) (other than with respect to the West County Center Mortgage Loan, for which no substitution will be permitted) for such affected Mortgage Loan or such REO Loan (excluding any related Companion Loan, if applicable) (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that except with respect to a Defect resulting solely from the failure by the Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (ix) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Breach or Defect is capable of being cured but is not cured within the Initial Resolution Period, and the Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Resolution Period, the Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Resolution Period (the “Extended Resolution Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) or, if applicable, substitute a Qualified Substitute Mortgage Loan as described above) (other than with respect to the West County Center Mortgage Loan, for which no substitution will be permitted); and provided, further, that with respect to the Extended Resolution Period the Seller shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator (such Officer's Certificate to be delivered electronically to trustadministrationgroup@wellsfargo.com, with the subject line: "For Delivery to the 17g-5 Information Provider"),  the Master Servicer, the Special Servicer, the Senior Trust Advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, setting forth the reason such Breach or Defect is not capable of being cured within the Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Breach or Defect will be cured within the Extended Resolution Period.  Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the holders of the Certificates therein, and (subject to the Seller’s right to cure such Defect or Breach during the Initial Resolution Period) such Mortgage Loan shall be repurchased or, if applicable, a Qualified Substitute Mortgage Loan substituted in lieu thereof without regard to the extended cure period described in the preceding sentence.  If the affected Mortgage Loan is to be repurchased, the Seller shall remit the Repurchase Price (defined below) in immediately available funds to the Trustee.

If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Seller shall not be required to repurchase or replace such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure

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such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses.  Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured such Breach in all respects.  To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the Seller pursuant to Section 2.03(b) or Section 2.03(g), as applicable, of the Pooling and Servicing Agreement.  No delay in either the discovery of a Defect or Breach on the part of any party to the Pooling and Servicing Agreement in providing notice of such Defect or Breach will relieve the Seller of its obligation to repurchase the related Mortgage Loan unless (i) the Seller did not otherwise discover or have knowledge of such Defect or Breach and (ii) such delay is the result of the failure by a party to this Agreement to provide prompt notice as required by the terms hereof after such party has actual knowledge of such Defect or Breach (knowledge shall not be deemed to exist by reason of the Custodial Exception Report) and such delay precludes the Seller from curing such Defect or Breach.

Subject to the Seller’s right to cure as contemplated in this Section 6, and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, any of the following will cause a document in the Mortgage File to be deemed to have a Defect and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan (but solely with respect to clause (a)) and to be deemed to materially and adversely affect the interests of the Certificateholders in and the value of a Mortgage Loan:  (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender’s title insurance policy (or if the policy has not yet been issued, an original or copy of a “marked-up” written commitment or the pro forma or specimen title insurance policy or a commitment to issue the same pursuant to written escrow instructions signed by the title insurance company) called for by clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any required letter of credit; (e) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; or (f) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially

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and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the Mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.  Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender’s title insurance policy, as provided in clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf within eighteen (18) months from the Closing Date.  Also, notwithstanding the foregoing, to the extent the Seller has otherwise complied with its document delivery requirements under the Pooling and Servicing Agreement and this Agreement, in the event that the Trustee or a Custodian on the Trustee’s behalf subsequently loses a document that is part of the Mortgage File, the fact that such document is lost may not be utilized as the basis for a claim of a Defect against the Seller pursuant to this Section 6(e) and the Trustee shall be responsible therefor in accordance with the Pooling and Servicing Agreement.  In the event any document is lost by the Trustee (or any Custodian on its behalf), at the request of the Trustee and, at the Trustee’s individual expense or the expense of the Trust to the extent provided in Section 8.01 of the Pooling and Servicing Agreement, the Seller shall use commercially reasonable efforts to assist the Trustee (or any servicer on its behalf) in replacing such lost document.

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Underlying Loan in such Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to each other Crossed Underlying Loan in the Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria.  In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.  The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in such Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is

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permitted to exercise remedies against the Primary Collateral securing its respective Crossed Underlying Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Underlying Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Underlying Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached.  Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event.  Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

The “Repurchase Price” with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term “Purchase Price” in the Pooling and Servicing Agreement.  For the avoidance of doubt, the Repurchase Price shall not include liquidation fees payable to the Special Servicer in the event of any repurchase of a Mortgage Loan under this Agreement prior to the termination of the Extended Resolution Period.

A “Qualified Substitute Mortgage Loan” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

A “Substitution Shortfall Amount” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller of all portions of (A) the Mortgage File and other documents pertaining to such Mortgage Loan possessed by the Trustee, or on the Trustee’s behalf, and (B) the Servicing File and other documents pertaining to such Mortgage Loan possessed by the Master Servicer or Special Servicer, or on the Master Servicer’s or Special Servicer’s behalf, and (iii) the Purchaser shall release, or cause to be released, to the Seller any escrow payments and reserve funds held

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by the Trustee, or on the Trustee’s behalf, in respect of such repurchased or replaced Mortgage Loans.

(f)           The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Note or Assignment of Mortgage for any Mortgage Loan or the examination of the Mortgage Files for any Mortgage Loan.

(g)           Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6.  In addition, in the event that the Seller receives a Repurchase Request, the Seller shall promptly forward such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Mortgage Loan, or to the Special Servicer, if relating to a Specially Serviced Mortgage Loan or REO Property, in each case in the manner described in Section 2.02(g) of the Pooling and Servicing Agreement.  The Seller’s obligation to cure any Breach or Defect or repurchase or substitute for any affected Mortgage Loan pursuant to Section 6(e) shall constitute the sole remedy available to the Purchaser in connection with a Breach or Defect.  It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

SECTION 7. Conditions to Closing. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)           Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D.

(b)           The Purchaser shall have received the following additional closing documents:

(i)          copies of the Seller’s articles of association and by-laws, certified as of a recent date by the Secretary or Assistant Secretary of the Seller;

(ii)         a copy of a certificate of good standing of the Seller issued by the Comptroller of the Currency dated not earlier than sixty (60) days prior to the Closing Date;

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(iii)          an opinion of counsel of the Seller, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that, with respect to the Seller:

(A)           the Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States;

(B)           the Seller has the power to conduct its business as now conducted and to incur and perform its obligations under this Agreement and the Indemnification Agreement;

(C)           all necessary action has been taken by the Seller to authorize the execution, delivery and performance of this Agreement and the Indemnification Agreement by the Seller and this Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller, whether such enforcement is sought in a procedure at law or in equity, except to the extent such enforcement may be limited by bankruptcy or other similar creditors’ laws or principles of equity and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreement which purport to provide indemnification with respect to securities law violations;

(D)           the Seller’s execution and delivery of, and the Seller’s performance of its obligations under, each of this Agreement and the Indemnification Agreement do not and will not conflict with the Seller’s organizational documents or conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller is bound, or to which any of its property or assets is subject or violate any provisions of law or conflict with or result in the breach of any order of any court or any governmental body binding on the Seller;

(E)           there is no litigation, arbitration or mediation pending before any court, arbitrator, mediator or administrative body, or to such counsel’s actual knowledge, threatened, against the Seller which (i) questions, directly or indirectly, the validity or enforceability of this Agreement or the Indemnification Agreement or (ii) would, if decided adversely to the Seller, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Indemnification Agreement; and

(F)           no consent, approval, authorization, order, license, registration or qualification of or with any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement and the Indemnification Agreement, except such consents,

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approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained; and

                                (iv)           a letter from counsel of the Seller substantially to the effect that nothing has come to such counsel’s attention that would lead such counsel to believe that the Free Writing Prospectus, Prospectus or Private Placement Memorandum as of the date thereof or as of the Closing Date contains, with respect to such Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to such Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.

(c)           The Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement and the Underwriting Agreement.

(d)           The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(e)           The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 8. Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, at 10:00 a.m., on December 21, 2012 or such other place and time as the parties shall agree (the actual date of such closing, the “Closing Date”).  The parties hereto agree that time is of the essence with respect to this Agreement.

SECTION 9. Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to:  (i)  the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (ii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iii) the fees and disbursements of a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Time of Sale Information, Prospectus or Private Placement Memorandum (each as defined in the Indemnification Agreement), including the cost of obtaining any “comfort letters” with respect to such items; (iv) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (v) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, if any, including reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with printing (or

18

otherwise reproducing) and delivering any Time of Sale Information, Prospectus or Private Placement Memorandum and the reproduction and delivery of this Agreement and the furnishing to the Underwriters and the Initial Purchasers of such copies of the Prospectus, Private Placement Memorandum and this Agreement as each Underwriter and Initial Purchaser may reasonably request; (vii) the fees of the rating agency or agencies requested to rate the Certificates; and (viii) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor.

SECTION 10. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 11. Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

SECTION 12. No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 13.

SECTION 13. Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing

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Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement.  The Seller hereby acknowledges its obligations, including, without limitation, that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement.  Except as set forth hereinabove and in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of the Seller made hereunder and the remedies provided hereunder with respect to Breaches or Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee.  No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.  This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns.  The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention:  Jonathan M. Strain, Managing Director, telecopy number (917) 849-1511 and Bianca A. Russo, Managing Director & Associate General Counsel, 277 Park Avenue, 13th Floor, New York, New York 10172, telecopy: (917) 464-6116, (ii) in the case of the Seller, JPMorgan Chase Bank, National Association, 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Kunal K. Singh and Bianca A. Russo, Managing Director & Associate General Counsel, 277 Park Avenue, 13th Floor, New York, New York 10172, telecopy: (917) 464-6116, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 15. Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment.  This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

SECTION 17. Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between

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the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as set forth in Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity.  No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 18. No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.  Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither the Purchaser nor the Seller shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party hereto or make commitments on such other party’s behalf.

SECTION 19. Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

* * * * * *

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IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Bradley J. Horn
Name: Bradley J. Horn
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Bradley J. Horn
Name: Bradley J. Horn
Title: Vice President

SCHEDULE I

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

1.      Covington Portfolio - Advance Auto Property (Loan No. 28.4)

Sched. I-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMCC 2012-LC9
JPMCB Mortgage Loan Schedule

Loan ID #	Originator/ Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size
1	JPMCB	West County Mall CMBS, LLC	80 West County Center	Des Peres	MO	63131	Saint Louis	West County Center	743,945
3	JPMCB	360 N. Crescent, LLC	360 North Crescent Drive; 375 North Crescent Drive; 9370 Santa Monica Boulevard	Beverly Hills	CA	90210	Los Angeles	360 North Crescent	123,848
5	JPMCB	Baltimore MD Green II, LLC	Various	Hunt Valley	MD	Various	Baltimore	Greenfield Office Portfolio II	690,402
5.1	JPMCB		11311 McCormick Road	Hunt Valley	MD	21031	Baltimore	11311 McCormick Road	211,507
5.2	JPMCB		200 International Circle	Hunt Valley	MD	21031	Baltimore	200 International Circle	126,964
5.3	JPMCB		226 Schilling Circle	Hunt Valley	MD	21031	Baltimore	226 Schilling Circle	98,640
5.4	JPMCB		10150 York Road	Hunt Valley	MD	21030	Baltimore	10150 York Road	175,233
5.5	JPMCB		201 International Circle	Hunt Valley	MD	21031	Baltimore	201 International Circle	78,058
6	JPMCB	NIP Owner I, LLC	Various	Various	Various	Various	Various	National Industrial Portfolio II	2,073,014
6.1	JPMCB		100 and 111 Adams Road	Clinton	MA	01510	Worcester	Adams Road	801,040
6.2	JPMCB		9700 West Gulf Bank Road	Houston	TX	77040	Harris	Gulf Bank	245,319
6.3	JPMCB		9410 Heinz Way	Commerce City	CO	80640	Adams	9410 Heinz Way	140,630
6.4	JPMCB		3407 Walters Road	Van Buren	NY	13209	Onondaga	3407 Walters	273,225
6.5	JPMCB		891 Beaver Drive	DuBois	PA	15801	Clearfield	891 Beaver	410,000
6.6	JPMCB		851 Beaver Drive	DuBois	PA	15801	Clearfield	851 Beaver	202,800
8	JPMCB	Broad One L.P.	One South Broad Street	Philadelphia	PA	19107	Philadelphia	One South Broad Street	433,984
9	JPMCB	Torrance Towne Center Associates LLC	2705-2795 Pacific Coast Highway & 25343-25435 Crenshaw Boulevard	Torrance	CA	90505	Los Angeles	Torrance Towne Center	262,272
10	JPMCB	Minneapolis ES Hotel, L.L.C., Minneapolis ES Leasing, L.L.C.	7901 34th Avenue South	Bloomington	MN	55425	Hennepin	Embassy Suites Minneapolis	310
11	JPMCB	Cole ID Charleston TN, LLC	225 Infinity Drive Northwest	Charleston	TN	37310	Bradley	Amazon Fulfillment Center	1,016,148
12	JPMCB	OGG Salem Center LLC	401 Center Street Northeast	Salem	OR	97301	Marion	Salem Center	212,007
13	JPMCB	Waterford Plaza, LLC	7650 West Courtney Campbell Causeway	Tampa	FL	33607	Hillsborough	Waterford Plaza	245,025
14	JPMCB	Island Center Group, LLC	2701 Rocky Point Drive	Tampa	FL	33607	Hillsborough	Island Center	249,796
17	JPMCB	Birmingham ES Hotel, L.L.C., Birmingham ES Leasing, L.L.C.	2300 Woodcrest Place	Birmingham	AL	35209	Jefferson	Embassy Suites Birmingham	242
19	JPMCB	MREF Cypress, LLC	25222 Northwest Freeway	Cypress	TX	77429	Harris	Cypress Village	273
22	JPMCB	Wake Forest Acquisitions, LLC	1831 Quantum Lane	Winston Salem	NC	27106	Forsyth	Deacon's Station	272
23	JPMCB	12th Zelprop LLC	533 East 12th Street	New York	NY	10009	New York	533 East 12th Street	34
24	JPMCB	POH I, LLC	201 Hutchinson Avenue	Columbus	OH	43235	Franklin	Sheraton Suites Columbus	259
26	JPMCB	Gershman Properties Paseo Sepulveda, LLC	9012-9054 Sepulveda Boulevard	Los Angeles	CA	91343	Los Angeles	Paseo Sepulveda	58,855
27	JPMCB	Gainey Hotel Co., L.L.C.	7300 East Gainey Suites Drive	Scottsdale	AZ	85258	Maricopa	Gainey Hotel Suites	162
28	JPMCB	America Net Lease Portfolio I, DST	Various	Various	Various	Various	Various	Covington Portfolio	35,080
28.1	JPMCB		2345 West 103rd Street	Chicago	IL	60643	Cook	Walgreens	13,650
28.2	JPMCB		488-500 West Liberty Street	Wauconda	IL	60084	Lake	Chase Bank	4,195
28.3	JPMCB		2511 West Interstate Highway 635	Irving	TX	75063	Dallas	Mattress Firm	11,115
28.4	JPMCB		445 Terrill Road	Scotch Plains	NJ	07076	Union	Advance Auto	6,120
29	JPMCB	DC MSA Retail DST	5100 Wellington Road	Gainesville	VA	20155	Prince William	IPCC BJ's Wholesale Gainesville	76,267
30	JPMCB	TR Summer Associates, LLC	118, 208 & 222 Summer Street	Stamford	CT	06901	Fairfield	Summer Place	53,533
31	JPMCB	Falls of West Oaks, LP	4034 State Highway 6 South	Houston	TX	77082	Harris	Falls of West Oaks	288
36	JPMCB	Inland Diversified DG Texas Portfolio I, L.L.C.	Various	Various	TX	Various	Various	IDiv Dollar General Portfolio	79,302
36.1	JPMCB		208 Northeast Big Bend Trail	Glen Rose	TX	76403	Somervell	208 Northeast Big Bend Trail	12,480
36.2	JPMCB		4825 Front Street	Brookshire	TX	77423	Waller	4825 Front Street	12,480
36.3	JPMCB		411 East Main Street	Hamilton	TX	76531	Hamilton	411 East Main Street	9,100
36.4	JPMCB		732 Commercial Avenue	Anson	TX	79501	Jones	732 Commercial Avenue	9,100
36.5	JPMCB		521 East Main Street	Bullard	TX	75757	Smith	521 East Main Street	9,100
36.6	JPMCB		103 Bulldog Boulevard	Borger	TX	79007	Hutchinson	103 Bulldog Boulevard	9,014
36.7	JPMCB		446 South Dill Street	East Bernard	TX	77435	Fort Bend	446 South Dill Street	9,014
36.8	JPMCB		1408 Conrad Hilton Avenue	Cisco	TX	76437	Eastland	1408 Conrad Hilton Avenue	9,014

JPMCC 2012-LC9
JPMCB Mortgage Loan Schedule

Loan ID #	Originator/ Loan Seller	Mortgagor Name	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance	Cut-off Principal Balance	Original Term	Remaining Term	Maturity/ARD Date	Amortiziation Term	Remaining Amortization Term for Balloon Loans
1	JPMCB	West County Mall CMBS, LLC	Square Feet	3.40000	3.38390	130,000,000	130,000,000.00	120	120	12/01/22	360	360
3	JPMCB	360 N. Crescent, LLC	Square Feet	4.07620	4.06010	65,000,000	65,000,000.00	120	119	11/01/22	360	360
5	JPMCB	Baltimore MD Green II, LLC	Square Feet	4.83953	4.82343	57,558,000	57,286,911.20	60	56	08/01/17	360	356
5.1	JPMCB		Square Feet	4.83953		22,724,751	22,617,721.13	60	56		360	356
5.2	JPMCB		Square Feet	4.83953		11,682,142	11,627,121.01	60	56		360	356
5.3	JPMCB		Square Feet	4.83953		10,488,347	10,438,948.59	60	56		360	356
5.4	JPMCB		Square Feet	4.83953		8,612,382	8,571,819.08	60	56		360	356
5.5	JPMCB		Square Feet	4.83953		4,050,378	4,031,301.38	60	56		360	356
6	JPMCB	NIP Owner I, LLC	Square Feet	4.75000	4.73390	50,133,750	49,950,406.86	60	57	09/01/17	360	357
6.1	JPMCB		Square Feet	4.75000		15,515,000	15,458,260.40	60	57		360	357
6.2	JPMCB		Square Feet	4.75000		10,875,000	10,835,229.25	60	57		360	357
6.3	JPMCB		Square Feet	4.75000		7,503,750	7,476,308.19	60	57		360	357
6.4	JPMCB		Square Feet	4.75000		6,525,000	6,501,137.55	60	57		360	357
6.5	JPMCB		Square Feet	4.75000		5,829,000	5,807,682.88	60	57		360	357
6.6	JPMCB		Square Feet	4.75000		3,886,000	3,871,788.59	60	57		360	357
8	JPMCB	Broad One L.P.	Square Feet	4.10000	4.08390	46,500,000	46,500,000.00	120	120	12/01/22	360	360
9	JPMCB	Torrance Towne Center Associates LLC	Square Feet	4.17300	4.15690	46,000,000	46,000,000.00	121	121	01/01/23	360	360
10	JPMCB	Minneapolis ES Hotel, L.L.C., Minneapolis ES Leasing, L.L.C.	Rooms	4.95000	4.93390	39,150,000	39,060,255.09	120	118	10/01/22	360	358
11	JPMCB	Cole ID Charleston TN, LLC	Square Feet	4.09800	4.06690	38,500,000	38,500,000.00	84	83	11/01/19	0	0
12	JPMCB	OGG Salem Center LLC	Square Feet	4.75000	4.73390	33,250,000	33,250,000.00	60	59	11/01/17	360	360
13	JPMCB	Waterford Plaza, LLC	Square Feet	4.40000	4.38390	30,475,000	30,475,000.00	120	120	12/01/22	360	360
14	JPMCB	Island Center Group, LLC	Square Feet	4.40000	4.38390	29,375,000	29,375,000.00	120	120	12/01/22	360	360
17	JPMCB	Birmingham ES Hotel, L.L.C., Birmingham ES Leasing, L.L.C.	Rooms	4.95000	4.93390	24,350,000	24,294,181.65	120	118	10/01/22	360	358
19	JPMCB	MREF Cypress, LLC	Units	4.37500	4.33390	17,050,000	17,050,000.00	84	82	10/01/19	360	360
22	JPMCB	Wake Forest Acquisitions, LLC	Beds	4.60700	4.59090	15,000,000	15,000,000.00	60	60	12/01/17	360	360
23	JPMCB	12th Zelprop LLC	Units	4.50000	4.48390	13,000,000	13,000,000.00	120	118	10/01/22	360	360
24	JPMCB	POH I, LLC	Rooms	4.85000	4.79390	12,350,000	12,321,098.17	60	58	10/01/17	360	358
26	JPMCB	Gershman Properties Paseo Sepulveda, LLC	Square Feet	4.64800	4.63190	11,000,000	11,000,000.00	120	119	11/01/22	0	0
27	JPMCB	Gainey Hotel Co., L.L.C.	Rooms	4.50000	4.48390	10,000,000	10,000,000.00	120	119	11/01/22	0	0
28	JPMCB	America Net Lease Portfolio I, DST	Square Feet	4.30500	4.28890	9,866,000	9,866,000.00	120	120	12/01/22	0	0
28.1	JPMCB		Square Feet	4.30500		4,350,000	4,350,000.00	120	120		0	0
28.2	JPMCB		Square Feet	4.30500		1,908,400	1,908,400.00	120	120		0	0
28.3	JPMCB		Square Feet	4.30500		1,896,600	1,896,600.00	120	120		0	0
28.4	JPMCB		Square Feet	4.30500		1,711,000	1,711,000.00	120	120		0	0
29	JPMCB	DC MSA Retail DST	Square Feet	4.25000	4.23390	8,800,000	8,800,000.00	120	120	12/01/22	0	0
30	JPMCB	TR Summer Associates, LLC	Square Feet	4.65000	4.63390	8,750,000	8,750,000.00	60	60	12/01/17	360	360
31	JPMCB	Falls of West Oaks, LP	Units	4.90000	4.83890	7,750,000	7,713,949.57	120	116	08/01/22	360	356
36	JPMCB	Inland Diversified DG Texas Portfolio I, L.L.C.	Square Feet	4.60000	4.58390	5,297,000	5,297,000.00	120	119	11/01/22	0	0
36.1	JPMCB		Square Feet	4.60000		903,000	903,000.00	120	119		0	0
36.2	JPMCB		Square Feet	4.60000		863,000	863,000.00	120	119		0	0
36.3	JPMCB		Square Feet	4.60000		626,000	626,000.00	120	119		0	0
36.4	JPMCB		Square Feet	4.60000		608,000	608,000.00	120	119		0	0
36.5	JPMCB		Square Feet	4.60000		600,000	600,000.00	120	119		0	0
36.6	JPMCB		Square Feet	4.60000		589,000	589,000.00	120	119		0	0
36.7	JPMCB		Square Feet	4.60000		577,000	577,000.00	120	119		0	0
36.8	JPMCB		Square Feet	4.60000		531,000	531,000.00	120	119		0	0

JPMCC 2012-LC9
JPMCB Mortgage Loan Schedule

Loan ID #	Originator/ Loan Seller	Mortgagor Name	Monthly Payment	Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan	Cross Defaulted Loan
1	JPMCB	West County Mall CMBS, LLC	576,525.60	0.01000	Actual/360	No		Fee	No	No
3	JPMCB	360 N. Crescent, LLC	313,182.19	0.01000	Actual/360	No		Fee	No	No
5	JPMCB	Baltimore MD Green II, LLC	303,363.66	0.01000	Actual/360	No		Fee	No	No
5.1	JPMCB							Fee
5.2	JPMCB							Fee
5.3	JPMCB							Fee
5.4	JPMCB							Fee
5.5	JPMCB							Fee
6	JPMCB	NIP Owner I, LLC	261,521.37	0.01000	Actual/360	No		Fee/Leasehold	No	No
6.1	JPMCB							Fee
6.2	JPMCB							Fee
6.3	JPMCB							Fee
6.4	JPMCB							Fee
6.5	JPMCB							Fee/Leasehold
6.6	JPMCB							Fee/Leasehold
8	JPMCB	Broad One L.P.	224,687.24	0.01000	Actual/360	No		Fee	No	No
9	JPMCB	Torrance Towne Center Associates LLC	224,223.59	0.01000	Actual/360	No		Leasehold	No	No
10	JPMCB	Minneapolis ES Hotel, L.L.C., Minneapolis ES Leasing, L.L.C.	208,970.95	0.01000	Actual/360	No		Fee	No	No
11	JPMCB	Cole ID Charleston TN, LLC	133,303.58	0.02500	Actual/360	Yes	300 basis points plus the greater of i) the Initial Interest Rate (4.098%) or ii) the 7 year swap yield; but in no event shall the Extension Term Interest Rate exceed 9.098%	Fee/Leasehold	No	No
12	JPMCB	OGG Salem Center LLC	173,447.74	0.01000	Actual/360	No		Fee/Leasehold	No	No
13	JPMCB	Waterford Plaza, LLC	152,606.89	0.01000	Actual/360	No		Fee	No	No
14	JPMCB	Island Center Group, LLC	147,098.52	0.01000	Actual/360	No		Fee	No	No
17	JPMCB	Birmingham ES Hotel, L.L.C., Birmingham ES Leasing, L.L.C.	129,972.99	0.01000	Actual/360	No		Fee	No	No
19	JPMCB	MREF Cypress, LLC	85,128.14	0.03500	Actual/360	No		Leasehold	No	No
22	JPMCB	Wake Forest Acquisitions, LLC	76,959.42	0.01000	Actual/360	No		Fee	No	No
23	JPMCB	12th Zelprop LLC	65,869.09	0.01000	Actual/360	No		Fee	No	No
24	JPMCB	POH I, LLC	65,169.94	0.05000	Actual/360	No		Fee	No	No
26	JPMCB	Gershman Properties Paseo Sepulveda, LLC	43,198.43	0.01000	Actual/360	No		Fee	No	No
27	JPMCB	Gainey Hotel Co., L.L.C.	38,020.83	0.01000	Actual/360	No		Fee	No	No
28	JPMCB	America Net Lease Portfolio I, DST	35,885.86	0.01000	Actual/360	Yes	300 basis points plus the greater of i) the Initial Interest Rate (4.30500%) or ii) the 10 year swap yield; but in no event shall the Revised Interest Rate exceed 9.30500%	Fee	No	No
28.1	JPMCB							Fee
28.2	JPMCB							Fee
28.3	JPMCB							Fee
28.4	JPMCB							Fee
29	JPMCB	DC MSA Retail DST	31,599.54	0.01000	Actual/360	Yes	300 basis points plus the greater of i) the Initial Interest Rate (4.25000%) or ii) the 10 year swap yield; but in no event shall the Revised Interest Rate exceed 9.25000%	Fee	No	No
30	JPMCB	TR Summer Associates, LLC	45,118.22	0.01000	Actual/360	No		Fee	No	No
31	JPMCB	Falls of West Oaks, LP	41,131.32	0.05500	Actual/360	No		Fee	No	No
36	JPMCB	Inland Diversified DG Texas Portfolio I, L.L.C.	20,587.18	0.01000	Actual/360	Yes	300 basis points plus the greater of i) the Initial Interest Rate (4.600%) or ii) the 10 year swap yield; but in no event shall the Revised Interest Rate exceed 9.600%	Fee	No	No
36.1	JPMCB							Fee
36.2	JPMCB							Fee
36.3	JPMCB							Fee
36.4	JPMCB							Fee
36.5	JPMCB							Fee
36.6	JPMCB							Fee
36.7	JPMCB							Fee
36.8	JPMCB							Fee

JPMCC 2012-LC9
JPMCB Mortgage Loan Schedule

					UPFRONT ESCROW

Loan ID #	Originator/ Loan Seller	Mortgagor Name	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
1	JPMCB	West County Mall CMBS, LLC	CBL/T-C, LLC	No	0	0	0	0	240,613	0	898,086
3	JPMCB	360 N. Crescent, LLC	Tom Gores, as individual and trustee of the Gores Trust dated 01/26/99	No	2,065	142,920	0	0	222,449	155,512	0
5	JPMCB	Baltimore MD Green II, LLC	Greenfield Acquisition Partners VI, L.P.	No	14,430	237,224	0	75,000	191,223	0	137,598
5.1	JPMCB
5.2	JPMCB
5.3	JPMCB
5.4	JPMCB
5.5	JPMCB
6	JPMCB	NIP Owner I, LLC	Hackman Capital Partners, LLC, Calare Properties, Inc., Michael D. Hackman, William Manley, Oaktree Real Estate Opportunities Fund IV, L.P., Oaktree Remington Investment Fund, L.P., OCM Opportunities Fund VIIB AIF (Delaware), L.P., OCM Opportunities Fund VIIB (Parallel) AIF ( Delaware), L.P., Oaktree Opportunities Fund VIII AIF ( Delaware), L.P., Oaktree Opportunities Fund VIII (Parallel) AIF ( Delaware), L.P., Oaktree Opportunities Fund VIII (Parallel 2) AIF ( Delaware), L.P., Oaktree Huntington Investment Fund AIF (Delaware), L.P.	No	0	332,250	0	750,000	492,487	0	73,000
6.1	JPMCB
6.2	JPMCB
6.3	JPMCB
6.4	JPMCB
6.5	JPMCB
6.6	JPMCB
8	JPMCB	Broad One L.P.	Mark Karasick	No	8,120	9,438	0	0	928,109	146,772	3,653,045
9	JPMCB	Torrance Towne Center Associates LLC	Norman R. La Caze	No	0	0	0	0	0	0	69,208
10	JPMCB	Minneapolis ES Hotel, L.L.C., Minneapolis ES Leasing, L.L.C.	FelCor Lodging Limited Partnership	No	0	32,200	0	0	67,768	0	0
11	JPMCB	Cole ID Charleston TN, LLC	Cole REIT III Operating Partnership, LP	No	0	0	0	0	0	0	0
12	JPMCB	OGG Salem Center LLC	Gregory Greenfield & Associates, LTD.	Yes	3,535	2,500,000 (LOC)	0	15,901	55,400	0	737,510
13	JPMCB	Waterford Plaza, LLC	Parmenter Realty Fund IV Investments, Inc.	No	4,085	1,581,601	0	600,000	61,303	0	1,353,762
14	JPMCB	Island Center Group, LLC	Parmenter Realty Fund IV Investments, Inc.	No	4,167	2,289,000	0	400,000	58,333	0	654,826
17	JPMCB	Birmingham ES Hotel, L.L.C., Birmingham ES Leasing, L.L.C.	FelCor Lodging Limited Partnership	No	0	0	0	0	353,820	0	0
19	JPMCB	MREF Cypress, LLC	Momentum Real Estate Fund, LLC	No	5,688	0	0	0	335,032	0	21,250
22	JPMCB	Wake Forest Acquisitions, LLC	Antonio Andrade, Gary F. Joyal	No	1,700	0	0	0	40,138	25,053	0
23	JPMCB	12th Zelprop LLC	Martin Zelman	No	855	0	0	0	47,311	2,278	0
24	JPMCB	POH I, LLC	TRG Companies, Inc.	No	300,000	0	0	0	116,710	0	136,590
26	JPMCB	Gershman Properties Paseo Sepulveda, LLC	Ronald A. Gershman	No	736	0	0	70,160	177,976	0	0
27	JPMCB	Gainey Hotel Co., L.L.C.	James E. Grier, G. Peter Bidstrup	No	17,773	0	0	0	0	0	0
28	JPMCB	America Net Lease Portfolio I, DST	Covington Realty Partners LLC	No	0	0	0	0	0	0	0
28.1	JPMCB
28.2	JPMCB
28.3	JPMCB
28.4	JPMCB
29	JPMCB	DC MSA Retail DST	Inland Private Capital Corporation	No	0	0	0	0	0	0	0
30	JPMCB	TR Summer Associates, LLC	Thomas L. Rich	No	669	0	0	0	26,597	30,475	0
31	JPMCB	Falls of West Oaks, LP	Rao Polavarapu	No	7,200	0	0	0	79,370	54,225	0
36	JPMCB	Inland Diversified DG Texas Portfolio I, L.L.C.	Inland Diversified Real Estate Trust, Inc.	No	0	0	0	0	0	0	0
36.1	JPMCB
36.2	JPMCB
36.3	JPMCB
36.4	JPMCB
36.5	JPMCB
36.6	JPMCB
36.7	JPMCB
36.8	JPMCB

JPMCC 2012-LC9
JPMCB Mortgage Loan Schedule

			PERIODIC ESCROW

									Grace Period
Loan ID #	Originator/ Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve	(Late Payment)	Cash- Management Agreement or Lockbox In-place	General Property Type	Defeasance Permitted	Interest Accrual Period	Final Maturity Date
1	JPMCB	West County Mall CMBS, LLC	0	0	0	240,613	0	0	5	Yes	Retail	No	Actual/360
3	JPMCB	360 N. Crescent, LLC	2,064	0	0	57,400	22,217	0	0	Yes	Office	No	Actual/360
5	JPMCB	Baltimore MD Green II, LLC	14,430	0	75,000	63,741	0	0	0	Yes	Office	No	Actual/360
5.1	JPMCB										Office
5.2	JPMCB										Office
5.3	JPMCB										Office
5.4	JPMCB										Office
5.5	JPMCB										Office
6	JPMCB	NIP Owner I, LLC	24,597	0	46,882	103,064	0	0	0	Yes	Industrial	No	Actual/360
6.1	JPMCB										Industrial
6.2	JPMCB										Industrial
6.3	JPMCB										Industrial
6.4	JPMCB										Industrial
6.5	JPMCB										Industrial
6.6	JPMCB										Industrial
8	JPMCB	Broad One L.P.	8,120	0	38,666	103,123	18,347	54,167	0	Yes	Office	No	Actual/360
9	JPMCB	Torrance Towne Center Associates LLC	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360
10	JPMCB	Minneapolis ES Hotel, L.L.C., Minneapolis ES Leasing, L.L.C.	0	0	0	67,768	0	0	2 (one per year)	Yes	Hotel	No	Actual/360
11	JPMCB	Cole ID Charleston TN, LLC	0	0	0	0	0	0	0	Yes	Industrial	No	Actual/360	11/01/22
12	JPMCB	OGG Salem Center LLC	3,535	0	15,901	55,400	0	20,449	0	Yes	Retail	No	Actual/360
13	JPMCB	Waterford Plaza, LLC	4,085	0	31,500	61,303	0	0	5	Yes	Office	No	Actual/360
14	JPMCB	Island Center Group, LLC	4,167	0	31,500	58,333	0	0	5	Yes	Office	No	Actual/360
17	JPMCB	Birmingham ES Hotel, L.L.C., Birmingham ES Leasing, L.L.C.	0	0	0	32,165	0	0	2 (one per year)	Yes	Hotel	No	Actual/360
19	JPMCB	MREF Cypress, LLC	5,688	0	0	33,503	0	7,083	0	No	Multifamily	No	Actual/360
22	JPMCB	Wake Forest Acquisitions, LLC	1,700	0	0	10,035	4,175	0	0	No	Multifamily	No	Actual/360
23	JPMCB	12th Zelprop LLC	855	0	0	11,828	1,139	0	0	No	Multifamily	No	Actual/360
24	JPMCB	POH I, LLC	4% of Gross Income	0	0	29,178	0	15,200	0	Yes	Hotel	No	Actual/360
26	JPMCB	Gershman Properties Paseo Sepulveda, LLC	736	0	5,160	22,247	0	0	0	Yes	Retail	No	Actual/360
27	JPMCB	Gainey Hotel Co., L.L.C.	4% of Gross Income	0	0	0	0	0	0	Yes	Hotel	No	Actual/360
28	JPMCB	America Net Lease Portfolio I, DST	585	0	0	0	0	0	0	Yes	Retail	No	Actual/360	04/01/24
28.1	JPMCB										Retail
28.2	JPMCB										Retail
28.3	JPMCB										Retail
28.4	JPMCB										Retail
29	JPMCB	DC MSA Retail DST	0	0	0	0	0	0	0	No	Retail	No	Actual/360	12/01/31
30	JPMCB	TR Summer Associates, LLC	669	0	0	4,499	0	0	0	Yes	Mixed Use	No	Actual/360
31	JPMCB	Falls of West Oaks, LP	7,200	0	0	11,339	5,423	0	0	Yes	Multifamily	No	Actual/360
36	JPMCB	Inland Diversified DG Texas Portfolio I, L.L.C.	0	0	0	0	0	0	0	No	Retail	No	Actual/360	11/01/24
36.1	JPMCB										Retail
36.2	JPMCB										Retail
36.3	JPMCB										Retail
36.4	JPMCB										Retail
36.5	JPMCB										Retail
36.6	JPMCB										Retail
36.7	JPMCB										Retail
36.8	JPMCB										Retail

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

1.           Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

2.           Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a Mortgage Loan. Each Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to Serviced Mortgage Loans), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.           Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.           Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.           Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.           Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since November 30, 2012.

7.           Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding endorsement or assignment from the Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

8.           Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.           Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.           Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.           Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC 1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC 1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC 2 or UCC 3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.           Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.           Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.           Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.           Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.           Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.           No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.           Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Service in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related

Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

19.           Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.           No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.           No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.

22.           REMIC. The Mortgage Loan or AB Whole Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan or AB Whole Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan or AB Whole Loan and (B) either: (a) such Mortgage Loan or AB Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or AB Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or AB Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or AB Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan or AB Whole Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan or AB Whole Loan; or (b) substantially all of the proceeds of such Mortgage Loan or AB Whole Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan or AB Whole Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or AB Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or AB Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or AB Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.           Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.           Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.           Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.           Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.           Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.           Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.           Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan or AB Whole Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan or AB Whole Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or AB Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan or AB Whole Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or AB Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or AB Whole Loan.

In the case of any Mortgage Loan or AB Whole Loan originated after December 6, 2010, no such Mortgage Loan or AB Whole Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan or AB Whole Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

30.           Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.           Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.           Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

33.           Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.           Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.           Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.           Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(A)           The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)           The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)           The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)           The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)           The ground lease does not place commercially unreasonable restrictions on the identity of the lender and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)           The Seller has not received any written notice of default under or notice of termination of such ground lease. To the Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)           The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)           The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(J)           Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)           In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)           Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.           Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

38.           ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the Excess Cash Flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all Excess Cash Flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.           Rent Rolls; Operating Histories. The Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

40.           No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to this Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.           Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.           Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.           Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable Environmental Laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with Environmental Laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (1) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to this Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.           Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.           Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage

Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.           Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.           Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the pool of Mortgage Loans.

48.           Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.           Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.           Litigation. Whether or not a Mortgage Loan was originated by the Seller, to the Seller’s knowledge, with respect to each Mortgage Loan originated by the Seller and each Mortgage Loan originated by any Person other than the Seller, as of the date of origination of the related Mortgage Loan, and, to the Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the borrower.

“Servicing File.” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
5	Embassy Suites Minneapolis (Loan No. 10)
(Hospitality Provisions) – A comfort letter was issued in connection with the related Mortgaged Property for the benefit of the Mortgage Loan Seller. Pursuant to the terms of the comfort letter, the related franchisor will recognize the Trust, provided the Mortgage Loan Seller notifies such franchisor within thirty (30) days of the assignment of the related Mortgage Loan to the Trust.

5	Embassy Suites Birmingham (Loan No. 17)
(Hospitality Provisions) – A comfort letter was issued in connection with the related Mortgaged Property for the benefit of the Mortgage Loan Seller. Pursuant to the terms of the comfort letter, the related franchisor will recognize the Trust, provided the Mortgage Loan Seller notifies such franchisor within thirty (30) days of the assignment of the related Mortgage Loan to the Trust.

5	Sheraton Suites Columbus (Loan No. 24)
(Hospitality Provisions) – A comfort letter was issued in connection with the related Mortgaged Property for the benefit of the Mortgage Loan Seller. Pursuant to the terms of the comfort letter, the related franchisor will issue a replacement comfort letter in favor of the Trust, provided the Mortgage Loan Seller notifies such franchisor of the assignment of the related Mortgage Loan to the Trust.

9	Greenfield Office Portfolio II (Loan No. 5)
(Junior Liens) – There is a mezzanine loan in the original principal amount of nine million nine hundred forty two thousand dollars ($9,942,000) as of the origination date of the related Mortgage Loan by Crexus S Holdings LLC to Maryland Green Mezz, LLC, owner of the related Mortgagor, secured by a pledge of one hundred percent (100%) of the beneficial interests in the Mortgagor.  In connection with the mezzanine loan, the Mortgage Loan Seller and the mezzanine lender entered into an intercreditor agreement, a copy of which is included in the related Mortgage File.

9	National Industrial Portfolio II (Loan No. 6)
(Junior Liens) – Future mezzanine debt is permitted after the first loan year, provided certain conditions are satisfied, which conditions include the following: (i) a combined maximum LTV of 70.0%; (ii) a combined minimum DSCR

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
of 1.38x; and (iii) a combined minimum debt yield of 8.78%.
9	Embassy Suites Minneapolis (Loan No. 10)
(Junior Liens) - Future mezzanine debt is permitted provided certain conditions are satisfied, which conditions include the following: (i) a combined maximum LTV of 70.0%; (ii) a combined minimum DSCR of 1.50x; and (iii) a combined minimum debt yield of 11.0%.

9	Amazon Fulfillment Center (Loan No. 11)
(Junior Liens) – Future mezzanine debt is permitted prior to the related Anticipated Repayment Date, provided certain conditions are satisfied, which conditions include the following: (i) a combined maximum LTV of 75.0%; (ii) a combined minimum DSCR of 1.60x; and (iii) the single tenant, Amazon, maintaining a senior unsecured credit rating of “BBB-”.

9	Waterford Plaza (Loan No. 13)
(Junior Liens) - Future mezzanine debt is permitted in connection with a sale of the property to a third party provided certain conditions are satisfied, which conditions include the following: (i) a combined maximum LTV of 70.0%; and (ii) a combined minimum DSCR of 1.25x.

9	Island Center (Loan No. 14)
(Junior Liens) - Future mezzanine debt is permitted in connection with a sale of the property to a third party provided certain conditions are satisfied, which conditions include the following: (i) a combined maximum LTV of 70.0%; and (ii) a combined minimum DSCR of 1.20x.

9	Embassy Suites Birmingham (Loan No. 17)
(Junior Liens) - Future mezzanine debt is permitted provided certain conditions are satisfied, which conditions include the following: (i) a combined maximum LTV of 70.0%; (ii) a combined minimum DSCR of 1.50x; and (iii) a combined minimum debt yield of 11.0%.

9	Cypress Village (Loan No. 19)
(Junior Liens) - Future mezzanine debt is permitted provided certain conditions are satisfied, which conditions include the following: (i) a combined maximum LTV of 75.0%; and (ii) a combined minimum DSCR of 1.25x.

12	West County Center (Loan No. 1)
(Condition of Property) – The related Mortgagor is currently performing a $26 million renovation for the parking garages at or serving the related Mortgaged Property, which is expected to be completed by October 2013.  The related Mortgage Loan documents do not contain any reserves

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
related to the renovations and repairs of the parking garages. The related guarantor has provided a completion guaranty for the remaining work to be performed at the Mortgaged Property.
18	West County Center (Loan No. 1)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed one hundred thousand dollars ($100,000) for all such coverage. The deductible for windstorm and earthquake coverage is capped at the lesser of (i) five percent (5%) of the total insurable value of the Mortgaged Property or (ii) the maximum deductible required by the Rating Agencies for such coverage.  The amounts of these deductibles may be considered higher than customary.

The related Mortgage Loan documents permit insurance through a syndicate of insurers provided that: (i) if there are five (5) or fewer members of the syndicate, then at least seventy five percent (75%) of the coverage is with carriers having (A) a rating of “A:X” or better in the current Best’s Insurance Reports and (B) a claims paying ability rating of (1)  “A” or better by S&P, if S&P is rating the securities, (2)  “A” or better by Fitch, if Fitch is rating the securities, and (3)  “A2” or better by Moody’s, if Moody’s is rating the securities, with the remaining twenty five percent (25%) of coverage with insurers having (C) a rating of “A:X” or better in the current Best’s Insurance Reports and (D) a claims paying ability rating of (1)  “BBB+” or better by S&P, if S&P is rating the securities, (2)  “BBB+” or better by Fitch, if Fitch is rating the securities, and (3)  “Baa1” or better by Moody’s, if Moody’s is rating the securities; and (ii) if there are five (5) or more members of the syndicate, then at least sixty percent (60%) of the coverage is with carriers having (A) a rating of “A:X” or better in the current Best’s Insurance Reports and (B) a claims paying ability rating of (1)  “A” or better by S&P, if S&P is rating the securities, (2)  “A” or better by Fitch, if Fitch is rating the securities, and (3)  “A2” or better by Moody’s, if Moody’s is rating the securities, with the remaining forty percent (40%) of coverage with insurers having (C) a rating of “A:X” or better in the current Best’s Insurance Reports and (D) a claims paying ability rating of (1)  “BBB+” or better by S&P, if S&P is rating the securities, (2)  “BBB+” or better by Fitch, if Fitch is rating the securities, and (3)  “Baa1” or better by Moody’s, if

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
Moody’s is rating the securities.

The related Mortgage Loan documents allow (i) Pennsylvania Manufacturers’ Association to be an acceptable carrier for general liability insurance, provided that Pennsylvania Manufacturers’ Association maintains a rating of “A3” or better by Moody’s; and (ii) the FM Global companies to be acceptable carriers for insurance related to the Mortgaged Property, provided that the FM Global companies maintain a minimum rating of “AA” or better by Fitch, (but if FM Global is downgraded but is still rated “BBB” or better by S&P or Fitch, FM Global companies will remain acceptable insurers if such companies are (A) not in the primary position; and (B) provide less than twenty-five percent (25%) of total coverage if there are four (4) or fewer carriers or forty percent (40%) if there are five (5) or more carriers).

18	360 North Crescent (Loan No. 3)
(Insurance) – The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state where the related Mortgaged Property is located and having a rating of “A:XV” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by at least two (2) of the rating agencies including, (i) S&P, (ii) Fitch, and (iii) Moody’s, if Moody’s is rating the securities; provided, however, National Fire Insurance Company has been approved by the lender as the current general liability carrier and Continental Casualty has been approved by lender as the current umbrella carrier, provided that neither are downgraded below a rating of “A:XV” in the Best’s Insurance Reports and a claims paying ability rating of “A-” by at least two (2) of the Rating Agencies including, (i) S&P, (ii) Fitch, and (iii) Moody’s, if Moody’s is rating the securities.

18	National Industrial Portfolio II (Loan No. 6)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed one hundred thousand dollars ($100,000) for earthquake coverage and a deductible of fifty thousand dollars ($50,000) for all other such coverage. The amounts of these deductibles may be considered higher than customary.

18	Torrance Towne Center (Loan No. 9)	(Insurance) – The related Mortgagor may obtain insurance policies through a layered program or a syndicate of insurers

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

through which at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if five (5) or more members of the syndicate) is with carriers having such claims paying ability rating provided that the first layers of coverage are from carriers rated at least “A- “ or “A3” and all such carriers shall have claims-paying ability ratings of not less than “BBB+” or Baa1”, as applicable.

The related Mortgage Loan documents permit Kohl’s and Bank of America to provide insurance satisfying the requirements of the related Mortgage Loan documents with respect to space leased to such tenants, provided that (x) such insurance shall name each of the related Mortgagor and lender as the additional insured, and (y) the Tenant Insurance Conditions are satisfied.

“Tenant Insurance Conditions” means that (i) the senior unsecured credit rating of Kohl’s and Bank of America is investment grade as determined by S&P (or an equivalent rating by any other nationally recognized rating agency approved by lender), (ii) no event of default under the related Mortgage Loan documents shall exist, and (iii) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance pursuant to the related Mortgage Loan documents.

18	Embassy Suites Minneapolis (Loan No. 10)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed one hundred thousand dollars ($100,000) for all such insurance coverage and a windstorm deductible of five percent (5%) of the insured value of the related Mortgaged Property.  The amounts of these deductibles may be considered higher than customary.

18	Amazon Fulfillment Center (Loan No. 11)
(Insurance) – In the event a tenant at the related Mortgaged Property provides special form all-risk property insurance for its improvements, the Mortgage Loan documents permit the deductible for such policy to be identical to the deductible contained in such tenant’s lease.  The amount of such deductible may be higher than customary.

The related Mortgage Loan documents permit a tenant to provide insurance satisfying the requirements of the related Mortgage Loan documents with respect to its improvements

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

or self-insure in accordance with such tenant’s lease (provided that such tenant or its corporate guarantor maintains a credit rating of at least “BBB-” (or the equivalent rating) from S&P), provided that (x) such insurance shall name each of the related Mortgagor and lender as the additional insured, and (y) the Tenant Insurance Conditions are satisfied.  The current tenant does not have the right to self-insure the Mortgaged Property under its related lease.

“Tenant Insurance Conditions” means that (i) no default shall exist under the applicable lease beyond the expiration of any applicable notice and cure periods, (ii) no event of default under the related Mortgage Loan documents shall exist, and (iii) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance pursuant to the related Mortgage Loan documents.

18	Waterford Plaza (Loan No. 13)
(Insurance) – The related Mortgagor may obtain Named Storms coverage with limits of no less than forty million dollars ($40,000,000).  The Mortgagor may also maintain all-risk insurance with a windstorm deductible of five percent (5%) of the insured value of the related Mortgaged Property.  The amounts of this deductible may be considered higher than customary.

18	Island Center (Loan No. 14)
(Insurance) – The related Mortgagor may obtain Named Storms coverage with limits of no less than forty million dollars ($40,000,000).  The related Mortgagor may maintain all-risk insurance with a windstorm deductible of five percent (5%) of the insured value of the related Mortgaged Property.  The amounts of this deductible may be considered higher than customary.

18	Embassy Suites Birmingham (Loan No. 17)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed one hundred thousand dollars ($100,000) for all such insurance coverage and a windstorm deductible of five percent (5%) of the insured value of the related Mortgaged Property.  The amounts of these deductibles may be considered higher than customary.

18	Covington Portfolio (Loan No. 28)	(Insurance) – The related Mortgage Loan documents permit each single tenant to provide insurance satisfying the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
requirements of the related Mortgage Loan documents with respect to its individual Mortgaged Property or self-insure in accordance with such tenant’s lease (provided that such tenant or its corporate guarantor maintains a credit rating of at least “BBB-” (or the equivalent rating) from S&P), provided that (x) such insurance shall name each of the related Mortgagor and lender as the additional insured, and (y) the Tenant Insurance Conditions are satisfied.

“Tenant Insurance Conditions” means that (i) no default shall exist under the applicable lease beyond the expiration of any applicable notice and cure periods, (ii) no event of default under the related Mortgage Loan documents shall exist, (iii) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance pursuant to the related Mortgage Loan documents, and (iv) the related Mortgagor shall, or shall cause guarantor to, provide a “difference in conditions” policy or other insurance coverage that insures the tenant’s premises in accordance with the terms of the related Mortgage Loan documents.

18	IPCC BJ’s Wholesale Gainesville (Loan No. 29)
(Insurance) - If BJs provides insurance satisfying the requirements hereof with respect to its premises (including, without limitation, naming lender as an additional insured or loss payee, as applicable), such insurance shall satisfy related Mortgagor’s obligations under the related Mortgage Loan documents, provided that (x) such insurance shall name each of related Mortgagor and lender as the additional insured, and (y) the Tenant Insurance Conditions are satisfied.

“Tenant Insurance Conditions” means that (i) no default shall exist under the BJs lease beyond the expiration of any applicable notice and cure periods, (ii) the BJs lease has not expired or been terminated and is in effect, (iii)  no event of default shall exist under the related Mortgage Loan documents, and (iv) related Mortgagor timely provides to lender satisfactory evidence of all required insurance as to the tenant’s premises as required pursuant the related Mortgage Loan documents.  In the event that the insurance coverage provided by BJs is ineffective upon termination of the BJs lease or otherwise fails to satisfy the insurance requirements of the related Mortgage Loan documents, in whole or in part, the related Mortgagor shall, or shall cause guarantor to, provide a “difference in conditions” policy or other insurance coverage that insures the tenant’s premises in

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
accordance with the terms of the related Mortgage Loan documents.
18	Falls of West Oaks (Loan No. 31)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible for windstorm coverage that does not exceed ten percent (10%) of the total insurable value of the related Mortgaged Property.

18	IDiv Dollar General Portfolio (Loan No. 36)
(Insurance) - The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed one hundred thousand dollars ($100,000) for all such insurance coverage and a windstorm deductible of two hundred fifty thousand dollars ($250,000) or five percent (5%) of the insured value of the related Mortgaged Property, whichever is higher.  The amounts of these deductibles may be considered higher than customary.

If Dollar General provides insurance satisfying the requirements of the related Mortgage Loan documents with respect to its improvements at any individual Mortgaged Property, such insurance shall satisfy the related Mortgagor’s obligations hereunder, provided that (x) such insurance shall name each of the related Mortgagor and lender as the additional insured, and (y) the Tenant Insurance Conditions are satisfied.

“Tenant Insurance Conditions” means that (i) no default shall exist under the applicable Dollar General Lease beyond the expiration of any applicable notice and cure periods, (ii) the applicable Dollar General Lease has not expired or been terminated and is in effect, (iii) no event of default under the related Mortgage Loan documents shall exist, and (iv) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance as to the applicable individual Mortgaged Property as required pursuant to the related Mortgage Loan documents.  In the event that the insurance coverage provided by Dollar General is ineffective upon termination of the applicable lease or otherwise fails to satisfy the requirements of the related Mortgage Loan documents, in whole or in part, the related Mortgagor shall, or shall cause guarantor to, provide a “different in conditions” policy that insures the tenant’s premises in accordance with the terms of the related Mortgage Loan documents.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
19	Covington Portfolio (Loan No. 28)
(Access; Utilities; Separate Tax Lots) – With respect to the Advance Auto individual Mortgaged Property, the Mortgaged Property has access to a public road through an easement which can be terminated under certain limited circumstances.  Notwithstanding the foregoing, the title insurance company has insured access without exception, and the related Mortgagor and guarantor are liable for losses related to a loss of access at the related Mortgaged Property.

19	Summer Place (Loan No. 30)
(Access; Utilities; Separate Tax Lots) – The tax parcel that includes the related Mortgaged Property also contains certain land that is not part of the Mortgaged Property.  The related Mortgagor has applied for separate tax parcel identification numbers, such that the Mortgaged Property will be comprised of one (1) or more tax parcels and will not constitute a portion of any other tax lot which is not part of the Mortgaged Property.  The related Mortgage Loan documents require the Mortgagor to diligently prosecute to completion the assignment of such separate tax parcel identification numbers, which will be issued upon satisfaction of certain non-discretionary and ministerial acts by the relevant taxing authority.  Upon the assignment of such separate tax parcel identification numbers, the Mortgagor is required to cause the title company to issue an endorsement to the lender’s title policy insuring against loss or damage in the event that the Mortgaged Property is not comprised of one (1) or more separate tax lot(s) that do not constitute a portion of any other tax lot which is not a part of the Mortgaged Property.

26	West County Center (Loan No. 1)
(Local Law Compliance) – Certificates of occupancy have been provided with respect to the related Mortgaged Property for sixty two percent (62%) of the tenants.  Pursuant to the zoning report, the municipality has stated that the absence of a certificate of occupancy does not give rise to any enforcement action.

26	IDiv Dollar General Portfolio (Loan No. 36)
(Local Law Compliance) – Pursuant to the zoning report, the municipality has stated that the certificate of occupancy for the Borger, TX related Mortgaged Property was issued but has been lost or misplaced.  The absence of a certificate of occupancy does not give rise to any enforcement action.

28	360 North Crescent (Loan No. 3)	(Recourse Obligations) – Recourse liability for waste is limited to material affirmative physical waste of the related

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
Mortgaged Property by or at the direction of related Mortgagor, principal or guarantor or any of their affiliates, including any affiliated manager; provided, however, failure to make repairs at the related Mortgaged Property due to an inadequacy of property-generated funds shall not constitute waste.

Recourse liability for losses for willful misconduct is not included.

28	Greenfield Office Portfolio II (Loan No. 5)
(Recourse Obligations) – There is no carveout for willful misconduct. The carveout for waste is limited to circumstances where the related Mortgagor causes or permits any intentional material physical waste at the related Mortgaged Property.  The carveout related to rents, insurance proceeds or condemnation awards is limited to the intentional misappropriation or conversion.

28	National Industrial Portfolio II (Loan No. 6)
(Recourse Obligations) – Bankruptcy petition “acquiesced in” by the related Mortgagor is not a recourse obligation.

Mechanic’s, materialmen’s or similar lien, any lien securing an obligation to pay taxes, any statutory lien, any judgment lien or any notice of pendency shall not constitute a voluntary encumbrance or transfer.

Misappropriation of security deposits only a recourse obligation if not delivered to lender upon a foreclosure of the related Mortgaged Property.

Recourse obligation for waste is commission of “affirmative” and material waste (which is not caused by the cash flow from the properties available therefore being insufficient to prevent such waste).

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim after three (3) years and one (1) day have passed since the earlier of (i) the date that the related Mortgage Loan was paid in full or (ii) the date of a foreclosure or deed in lieu of foreclosure if the indemnitee receives a satisfactory environmental report on or after the date of the requested release showing no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

28	One South Broad Street	(Recourse Obligations) – Recourse obligation for material

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
(Loan No. 8)
physical waste is modified to limited liability to “intentional” material physical waste.  Liability is further limited to the extent sufficient cash flow is not available to prevent such waste (except to the extent that such insufficient cash flow is caused from intentional misappropriation or conversion of revenues).

The related Mortgagor and guarantor will have no liabilities or obligations with respect to environmental matters under the related Mortgage Loan documents with respect to actions, conditions or events first occurring more than thirteen (13) months following payment in full of the related Mortgage Loan, if the related Mortgagor or guarantor delivers a Phase I or Phase II environmental assessment dated within 90 days of the requested release date showing no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

28	Amazon Fulfillment Center (Loan No. 11)
(Recourse Obligations) – Recourse liability for waste is limited to material physical waste of the related Mortgaged Property by or knowingly permitted by the related Mortgagor, mezzanine borrower, principal or guarantor, or material physical waste of which the related Mortgagor, mezzanine borrower, principal or guarantor has knowledge of and acquiesced to.

28	Waterford Plaza (Loan No. 13)	(Recourse Obligations) – Recourse liability for waste is limited to the extent there is sufficient cash flow from operations at the related Mortgaged Property.
28	Island Center (Loan No. 14)	(Recourse Obligations) – Recourse liability for waste is limited to the extent there is sufficient cash flow from operations at the related Mortgaged Property.
28	Deacon’s Station (Loan No. 22)	(Recourse Obligations) – Recourse liability for waste is limited to the extent there is sufficient cash flow from operations at the related Mortgaged Property.
28	533 East 12th Street (Loan No. 23)	(Recourse Obligations) - bankruptcy petition “acquiesced in” by related Mortgagor is not a recourse obligation.
28	Sheraton Suites Columbus (Loan No. 24)	(Recourse Obligations) – The carveout for involuntary bankruptcy filings is limited to circumstances where the related Mortgagor consented or acquiesced to such filing in

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

writing.

Following payment in full of the related Mortgage Loan, the related Mortgagor and guarantor under the related Mortgage Loan documents will be released from their environmental liabilities and obligations provided that the Mortgagor delivers an acceptable Phase I environmental assessment.  The release will occur on the date that is two (2) years after the date the lender receives the environmental assessment.

28	Gainey Hotel Suites (Loan No. 27)
(Recourse Obligations) - The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental matters under the related Mortgage Loan documents shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full:  (i) the related Mortgage Loan shall have been paid in full on or prior to the maturity date and the lender has not foreclosed or otherwise taken possession of the related Mortgaged Property, (ii) there has been no material change, between the origination date and the date the related Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, (iii) indemnitee shall have received, at Mortgagor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of Indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, and (iv) eighteen (18) months have passed since date that the related Mortgage Loan has been paid in full.

28	Covington Portfolio (Loan No. 28)
(Recourse Obligations) – The carveouts for misapplication or conversion of insurance proceeds and condemnation awards is limited to the extent not applied by the related Mortgagor in accordance with the related Mortgage Loan documents.

28	IPCC BJ’s Wholesale Gainesville (Loan No. 29)
(Recourse Obligations) - The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental matters under the related Mortgage Loan documents shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full:  (i) the related

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

Mortgage Loan shall have been paid in full on or prior to the Anticipated Repayment Date and indemnitee has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date hereof and the date the Loan is paid in full, in any Environmental Law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, and (iv) two (2) years have passed since date that the related Mortgage Loan has been paid in full.

Upon the acceptance by lender of any cure by related Mortgagor of a recourse trigger for any failure to obtain lender’s prior written consent to any transfer, the debt shall no longer be fully recourse to guarantor solely as a result of such trigger, provided, however, guarantor remains liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such trigger.  Lender is not obligated to accept any such cure and may reject or accept in its sole and absolute discretion.

28	IDiv Dollar General Portfolio (Loan No. 36)
(Recourse Obligations) - The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental matters under the related Mortgage Loan documents shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full:  (i) the related Mortgage Loan shall have been paid in full on or prior to the maturity date and indemnitee has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the origination date and the date the related Mortgage Loan is paid in full, in any environmental law, the effect of which change would

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of Indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, and (iv) two (2) years have passed since date that the related Mortgage Loan has been paid in full

Upon the acceptance by the lender of any cure by the related Mortgagor of a recourse trigger for any failure to obtain lender’s prior written consent to any transfer, the debt shall no longer be fully recourse to the Mortgagor and related guarantor solely as a result of such trigger, provided, however, the Mortgagor and guarantor remains liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by the lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such trigger.  Lender is not obligated to accept any such cure and may reject or accept in its sole and absolute discretion.

29	360 North Crescent (Loan No. 3)
(Mortgage Release) – The related Mortgagor is permitted to request that the lender release the parking garage across the street from the primary buildings from the lien of the mortgage and substitute additional collateral in lieu of such garage, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents.  In determining whether to grant the request, the lender may consider the debt service coverage ratio and loan-to-value ratio at the time of the requested release and immediately after the release, as well as the parking and access rights of the substituted collateral.  The lender may also condition the release of the parking garage upon a partial paydown of the loan pursuant to the related Mortgage Loan documents or upon the receipt of substitute collateral which is acceptable to the lender in its sole discretion, but there is no express requirement in the related Mortgaged Loan documents that such paydowns be accompanied by a principal repayment of at least one hundred fifteen percent (115%) of the allocated

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
loan amount for the garage.
29	Greenfield Office Portfolio II (Loan No. 5)
(Mortgage Release) – Individual Mortgaged Properties may be released upon payment of the allocated loan amount plus an amount equal to (i) five percent (5%) of the allocated loan amount with respect to repayments representing the first ten percent (10%) of the original amount of the related Mortgage Loan, (ii) ten percent (10%) of the allocated loan amount with respect to repayments representing the next ten percent (10%) of the original amount of the related Mortgage Loan and (iii) fifteen percent (15%) of the allocated loan amount with respect to all additional repayments of the related Mortgage Loan.

30	West County Center (Loan No. 1)	(Financial Reporting and Rent Rolls) – With respect to audited financials, the related Mortgagor required to provide audited Annual Report (Form 10-K) of CBL & Associates Properties, Inc.
30	360 North Crescent (Loan No. 3)	(Financial Reporting and Rent Rolls) – Financial reports are prepared internally in accordance with GAAP.
30	Waterford Plaza (Loan No. 13)
(Financial Reporting and Rent Rolls) – The related Mortgagor may deliver audited consolidated financial statements of the related guarantor of the Mortgage Loan in lieu of separate audited financial statements of the Mortgagor provided that (i) supplemental schedules are included within such statements containing financial information on the Mortgagor, (ii) appropriate notation is made on such statements indicating that the assets and credit of the Mortgagor are not available to pay the debts of the guarantor and the liabilities of the Mortgagor do not constitute liabilities of the consolidated entity, and (iii) such assets will also be listed on the Mortgagor’s balance sheet.

30	Island Center (Loan No. 14)
(Financial Reporting and Rent Rolls) – The related Mortgagor may deliver audited consolidated financial statements of the related guarantor of the Mortgage Loan in lieu of separate audited financial statements of the Mortgagor provided that (i) supplemental schedules are included within such statements containing financial information on the Mortgagor, (ii) appropriate notation is made on such statements indicating that the assets and credit of the Mortgagor are not available to pay the debts of the guarantor and the liabilities of the Mortgagor do not constitute liabilities of the consolidated entity, and (iii) such

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
assets will also be listed on the Mortgagor’s balance sheet.
31	West County Center (Loan No. 1)
(Acts of Terrorism Exclusion) - If TRIA or a similar statute is not in effect, then provided that terrorism insurance is commercially available, the related Mortgagor shall not be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premium that is payable at such time in respect of the casualty and business interruption/rental loss insurance required by the Mortgage Loan documents.

31	One South Broad Street (Loan No. 8)
(Acts of Terrorism Exclusion) – The related Mortgage Loan documents provide that if the all-risk special form property insurance policy contains an exclusion for terrorism coverage, the related Mortgagor shall obtain and maintain a separate terrorism insurance policy with coverage amounts and for periods required in the related Mortgage Loan documents; provided, however, related Mortgagor shall not be required to pay more than two (2) times the cost of then current stand-alone property all risk insurance coverage in annual premiums to obtain coverage for acts or perils of terror.  If the capped amount is not sufficient to purchase amount of coverage required by the related Mortgage Loan documents, then related Mortgagor shall purchase the amount of coverage that is available for the capped amount.

31	Embassy Suites Minneapolis (Loan No. 10)
(Acts of Terrorism Exclusion) – The related Mortgagor may maintain insurance coverage for acts or perils of terror with a deductible that does not exceed one hundred thousand dollars ($100,000). The amount of this deductible may be considered higher than customary.

In the event the related Mortgagor has obtained a stand-alone terrorism insurance policy, the related Mortgagor shall not be obligated to spend more than two (2) times the cost of the all-risk policy for such coverage; provided, however, that in the event it is customary among owners of Class A hotel properties in the United States to have “All Risk” coverage without any exclusion from coverage under such policy for loss or damage incurred as a result of an act of terrorism, related Mortgagor shall (provided the same does not add any material cost to such related Mortgagor’s insurance premiums) obtain a policy without any such exclusion.  After the occurrence of any event which reduces the amount of insurance available for terrorism under the policies required under the related Mortgage Loan documents (whether due to

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
a claim or otherwise) such related Mortgagor shall be obligated to immediately increase the coverage so that coverage for one hundred percent (100%) of the full replacement cost is available thereunder at all times.
31	Amazon Fulfillment Center (Loan No. 11)
(Acts of Terrorism Exclusion) – If TRIA is not in effect, then the related Mortgagor shall not be required to spend more than two hundred fifty percent (250%) of the annual insurance premiums for the special form all risk insurance and business interruption insurance required under the related Mortgage Loan documents to purchase terrorism insurance (excluding the portion of such premiums related to terrorism or earthquake coverage).

31	Embassy Suites Birmingham (Loan No. 17)
(Acts of Terrorism Exclusion) – The related Mortgagor may maintain insurance coverage for acts or perils of terror with a deductible that does not exceed one hundred thousand dollars ($100,000). The amount of this deductible may be considered higher than customary.

In the event the related Mortgagor has obtained a stand-alone terrorism insurance policy, the related Mortgagor shall not be obligated to spend more than two (2) times the cost of the all-risk policy for such coverage; provided, however, that in the event it is customary among owners of Class A hotel properties in the United States to have “All Risk” coverage without any exclusion from coverage under such policy for loss or damage incurred as a result of an act of terrorism, related Mortgagor shall (provided the same does not add any material cost to such related Mortgagor’s insurance premiums) obtain a policy without any such exclusion.  After the occurrence of any event which reduces the amount of insurance available for terrorism under the policies required under the related Mortgage Loan documents (whether due to a claim or otherwise) such related Mortgagor shall be obligated to immediately increase the coverage so that coverage for one hundred percent (100%) of the full replacement cost is available thereunder at all times.

31	Gainey Hotel Suites (Loan No. 27)
(Acts of Terrorism Exclusion) - If TRIA is discontinued or not renewed, then the related Mortgagor shall not be required to spend more than one and one-half (1.5) times the amount of the cost of the then-current all-risk coverage for terrorism insurance coverage.

32	West County Center (Loan	(Due on Sale or Encumbrance) – Lender’s consent shall not

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
No. 1)
be required in connection with transfers of indirect equity interest in the related Mortgagor provided that (i) the Mortgagor is at all times Controlled by one or more “Qualified Equityholders”, (ii) the related Mortgaged Property is managed by a qualified property manager, and (iii) as a condition to any transfer (or subsequent transfer) that would result in the Mortgagor ceasing to be controlled by CBL & Associates, Inc. (or a wholly owned and controlled subsidiary of CBL & Associates, Inc.; provided that the transfer of not more than fifty percent (50%) of the ownership interests in the Mortgagor to a Qualified Equityholder is not deemed to be a transfer of control so long as a wholly owned subsidiary of CBL & Associates, Inc., and the new Qualified Equityholder, have the right to jointly direct the management and policies of the Mortgagor), the Mortgagor is required to pay to the lender a fee in an amount equal to one-quarter of one percent (0.25%) of the then-outstanding principal balance of the Mortgage Loan.

“Qualified Equityholder” means (i) CBL & Associates, Inc., or a wholly owned subsidiary of CBL & Associates, Inc., (ii) any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or institution substantially similar to any of the foregoing, provided in each case such entity: (A) owns and operates individually or together with its affiliate (provided that such affiliate owns, directly or indirectly, not less than fifty percent (50%) of such entity) at least, in the aggregate, 30,000,000 square feet of gross leasable area, including at least six (6) super regional malls, (B) has a net worth (as determined by the lender in its commercially reasonable discretion) in excess of $1,000,000,000, and (C) has total real estate assets (in name or under management) of at least $3,000,000,000, or (iii) any other person or entity, provided the lender receives written confirmation by the Rating Agencies that the transfer will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current ratings of the securities.  In no event, shall a transferee be deemed to be a Qualified Transferee if such transferee (A) is an embargoed person, (B) is or has during the previous ten (10) years been the subject of a bankruptcy or insolvency action or (C) has been

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have business or other affiliations with any organized crime figure.
32	Gainey Hotel Suites (Loan No. 27)
(Due on Sale or Encumbrance) – The related Mortgage Loan documents permit the Class A Members, who collectively own seventy two and 3373/10000 percent (72.3373%) of the equity interests in the related Mortgagor, to transfer their interests without lender’s consent, subject to certain terms and conditions. The Class A Members do not control the daily activities or management of the Mortgagor, but they do have voting rights on certain limited material actions of the Mortgagor.

33	Gainey Hotel Suites (Loan No. 27)
(Single-Purpose Entity) – The related Mortgagor has borrowed the amount of $4,453,800 from certain of the members of the Mortgagor.  The loan is not secured by any properties or assets of the related Mortgagor, and the related guarantors, on behalf of the lending group, have entered into a subordination and standstill agreement in which the members have agreed not to exercise their rights in the event of a default under the related loan documents.

33	IPCC BJ’s Wholesale Gainesville (Loan No. 29)
(Single-Purpose Entity) – The related property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the Mortgagor in which the funds have been and are separately accounted and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and Mortgagor.

33	IDiv Dollar General Portfolio (Loan No. 36)
(Single-Purpose Entity) – The related property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the Mortgagor in which the funds have been and are separately accounted and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and Mortgagor.

36	Torrance Towne Center (Loan No. 9)
(Ground Leases) – No voluntary surrender of the ground lease by the related Mortgagor, amendment or mutual termination of the ground lease shall be effective without the prior written consent of the lender, but the ground lease is silent as to termination by the ground lessor.  The lender is entitled to notice and cure rights and a new lease in the event

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

the ground lessor terminates the ground lease.

Within 60 days of a mortgagee acquiring title to the property, it must either (i) sell or assign the ground lease to a third party approved by the ground lessor and financially responsible and experienced in managing similar properties or (ii) engage an experienced property manager approved by the ground lessor.  If the lender acquires title to the ground lease, it shall have the right, with the consent of the City Council, to assign the ground lease to a purchaser/assignee.  The City Council’s consent will not be withheld if the proposed transferee provides evidence that it (i) has a net worth of $5,000,000, (ii) has 5 years managing similar properties or will enter a management agreement with a property manager having such experience, (iii) has provided a written statement to the City Clerk stating it has agreed to be bound by the ground lease, its contact information for notices and information concerning its organizational structure and (iv) has a good reputation.

The City Council must approve any sublease that is not on market terms and is on a form that varies from the form previously approved by the City Council.  Additionally, such subleases must be for uses permitted by the ground lease, which permits the sale of rental goods, wares and merchandise ordinarily found in a retail shopping center but only permits one of several types of business listed in the ground lease including a bank, dry cleaner, telephone office, etc.  There are additional restrictions on the number and location of fast food restaurants.  Furthermore, any proposed sublessee must provide a written statement to the City Clerk that provides (i) that such sublessee agrees to be bound by the ground lease, (ii) contact information for notices and (iii) its organizational structure.  The ground lease estoppel provided by the city has confirmed that prior approved leases are deemed approved forms for purposes of this provision.

36	Salem Center (Loan No. 12)
(Ground Leases)  - There are seven (7) ground leases that comprise a portion of the loan collateral identified as the Collins Lease, the Gormsen Lease, the Heltzel Lease, the Hultenberg Lease, the Morse Lease, the Olsen Lease and the Zosel lease.

The Heltzel, Hultenberg and Zosel leases may not be amended without the lender’s consent; however the lease is silent as to surrender or cancellation.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

Each ground lessor estoppel confirmed that there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease.

Under each ground lease, the lender is to receive notices of default; however the lease is silent as to whether the notice is effective if not provided to the lender.

Under the Morse, Olsen and Zosel leases, the lender does not have the right to hold proceeds or an award or appoint a trustee to hold such funds or the right to elect to apply proceeds to the related Mortgage Loan.

36	Cypress Village (Loan No. 19)
(Ground Leases) -  If the premises are not rebuilt following a casualty, or if there are excess proceeds, then GS Cypress Park, LP, is entitled to nine and 74/100 percent (9.74%) of the insurance proceeds, even if insurance proceeds are not sufficient to re-pay the related Mortgage Loan in full.

38	Amazon Fulfillment Center (Loan No. 11)
(ARD Loans) – The related Mortgage Loan is interest only for each payment date up to and including the Anticipated Repayment Date.  The related Mortgage Loan may not substantially fully amortize over its stated term.  The maturity date of the related Mortgage Loan is less than sixty (60) months after the related Anticipated Repayment Date.

38	Covington Portfolio (Loan No. 28)
(ARD Loans) – The related Mortgage Loan is interest only for each payment date up to and including the Anticipated Repayment Date.  The related Mortgage Loan may not substantially fully amortize over its stated term.  The maturity date of the related Mortgage Loan is less than 60 months after the related Anticipated Repayment Date.

38	IPCC BJ’s Wholesale Gainesville (Loan No. 29)
(ARD Loans) - The related Mortgage Loan is interest only for each payment date up to and including the Anticipated Repayment Date. The related Mortgage Loan may not substantially fully amortize over its stated term.

A cash sweep event caused solely by an ARD Trigger may be cured by the delivery by related Mortgagor to the lender of a fully-executed commitment to refinance the related Mortgage Loan in full in form and substance satisfactory to lender in its reasonable discretion; provided, however, that if the related Mortgage Loan has not been repaid in full within 60 days after such cure, such cure shall be deemed

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

ineffective and the Cash Sweep Period shall be reinstated.

An “ARD Trigger” means that the related Mortgage Loan has not been repaid in full pursuant to the terms hereof on or before the payment date that is one (1) month prior to the Anticipated Repayment Date (December 1, 2022).

38	IDiv Dollar General Portfolio (Loan No. 36)
(ARD Loans) – The related Mortgage Loan is interest only for each payment date up to and including the Anticipated Repayment Date.  The related Mortgage Loan may not substantially fully amortize over its stated term.  The maturity date of the related Mortgage Loan is less than 60 months after the related Anticipated Repayment Date.

A cash sweep event caused solely by an ARD Trigger may be cured by the delivery by the related Mortgagor to lender of a fully-executed commitment to refinance the related Mortgage Loan in full in form and substance satisfactory to lender in its reasonable discretion; provided, however, that if the related Mortgage Loan has not been repaid in full within sixty (60) days after such cure, such cure shall be deemed ineffective and the cash sweep period shall be reinstated.

An “ARD Trigger” means that the related Mortgage Loan has not been repaid in full pursuant to the terms hereof on or before the payment date that is one (1) month prior to the Anticipated Repayment Date (November 1, 2022).

43	National Industrial Portfolio II (Loan No. 6)
(Environmental Conditions) – Certain of the related Mortgaged Properties store sufficient quantities of petroleum such that they might require a Spill Prevention, Containment and Countermeasure (SPCC) Plan and do not currently have such a plan.  The intent is to prepare such a plan or reduce the quantity of petroleum stored.

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim after three (3) years and one (1) day have passed since the earlier of (i) the date that the related Mortgage Loan was paid in full or (ii) the date of a foreclosure or deed in lieu of foreclosure if the indemnitee receives a satisfactory environmental report on or after the date of the requested release showing no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
43	Sheraton Suites Columbus (Loan No. 24)
(Environmental Conditions) - Following payment in full of the related Mortgage Loan, the related Mortgagor and guarantor under the related Mortgage Loan documents will be released from their environmental liabilities and obligations provided that the Mortgagor delivers an acceptable Phase I environmental assessment.  The release will occur on the date that is two (2) years after the date the lender receives the environmental assessment.

43	Gainey Hotel Suites (Loan No. 27)
(Environmental Conditions) - The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental matters under the related Mortgage Loan documents shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full:  (i) the related Mortgage Loan shall have been paid in full on or prior to the maturity date and the lender has not foreclosed or otherwise taken possession of the related Mortgaged Property, (ii) there has been no material change, between the origination date and the date the related Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, (iii) indemnitee shall have received, at Mortgagor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of Indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, and (iv) eighteen (18) months have passed since date that the related Mortgage Loan has been paid in full.

43	Covington Portfolio (Loan No. 28)
(Environmental Conditions) - The lease for the single tenant on one of the related individual Mortgaged Properties, Walgreens, requires that the related Mortgagor indemnify the tenant for any environmental issues not caused by the tenant on a certain parcel of real property, which consists of both the individual Mortgaged Property and an adjacent lot that is not part of the collateral and is currently vacant and owned by a third party.  The lender required the related Mortgagor to obtain an environmental insurance policy naming the lender as insured. The policy period extends through October 1, 2022, which is not more than five (5) years past the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
maturity date. The policy also has an aggregate limit of $1,000,000, a deductible of $25,000 and was prepaid prior to closing.
43	IPCC BJ’s Wholesale Gainesville (Loan No. 29)
(Environmental Conditions) - The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental matters under the related Mortgage Loan documents shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full:  (i) the related Mortgage Loan shall have been paid in full on or prior to the Anticipated Repayment Date and indemnitee has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date hereof and the date the Loan is paid in full, in any Environmental Law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, and (iv) two (2) years have passed since date that the related Mortgage Loan has been paid in full.

43	IDiv Dollar General Portfolio (Loan No. 36)
(Environmental Conditions) - The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental matters under the related Mortgage Loan documents shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full:  (i) the related Mortgage Loan shall have been paid in full on or prior to the maturity date and indemnitee has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date hereof and the date the related Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
pursuant to the related Mortgage Loan documents, (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of Indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, and (iv) two (2) years have passed since date that the related Mortgage Loan has been paid in full.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

I, [______], a duly appointed, qualified and acting [______] of JPMorgan Chase Bank, National Association (the “Company”), hereby certify as follows:

2.
I have examined the Mortgage Loan Purchase Agreement, dated as of December [__], 2012 (the “Agreement”), between the Company and J.P. Morgan Chase Commercial Mortgage Securities Corp., and to the best of my knowledge after due inquiry, all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

3.
To the best of my knowledge after due inquiry, the Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.

4.
I have examined the information regarding the Mortgage Loans in the Free Writing Prospectus Loan Detail (as defined in the Indemnification Agreement), and the other Time of Sale Information (as defined in the Indemnification Agreement), relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, as of the Time of Sale (as defined in the Indemnification Agreement) or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or in the case of the Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in light of the circumstances under which they were made, not misleading.

5.
I have examined the information regarding the Mortgage Loans in the Prospectus Supplement Loan Detail (as defined in the Indemnification Agreement) relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Prospectus Supplement Loan Detail, as of the date of the Prospectus or the Private Placement Memorandum (as defined in the Indemnification Agreement), or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

D-1

IN WITNESS WHEREOF, I have signed my name this [__]th day of December 2012.

By:
Name:
Title:

D-2